Exhibit 99.1

Quest Resource Holding Corporation Announces Proposed Underwritten Public

Offering

The Colony, Texas – March 23, 2016 – Quest Resource Holding Corporation (NASDAQ: QRHC) (“Quest”) announced today that it intends to offer shares of its common stock, together with warrants to purchase shares of its common stock, in an underwritten public offering.

Roth Capital Partners is acting as the sole manager in the offering.

The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering.

The shares of common stock and warrants will be issued by Quest pursuant to a shelf registration statement on Form S-3 that was previously filed with, and declared effective by, the U.S. Securities and Exchange Commission (“SEC”). A preliminary prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s website located at www.sec.gov. A final prospectus supplement related to the offering will be filed with the SEC.

This press release does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only by means of a prospectus supplement and accompanying prospectus forming a part of the effective registration statement, copies of which may be obtained, when available, from Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, CA 92660 or via telephone at (949) 720-7194.

About Quest Resource Holding Corporation

Quest provides businesses with one-stop management programs to reuse, recycle, and dispose of a wide variety of waste streams and recyclables generated by their businesses. Quest’s comprehensive reuse, recycling, and proper disposal management programs are designed to enable regional and national customers to have a single point of contact for managing a variety of waste streams and recyclables. Quest also operates environmentally based social media and online data platforms that contain information and instructions necessary to empower consumers and consumer product companies to recycle or properly dispose of household products and materials. Quest’s directory of local recycling and proper disposal options empowers consumers directly and enables consumer product companies to empower their customers by giving them the guidance necessary for the proper recycling or disposal of a wide range of household products and materials, including the “why, where, and how” of recycling.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding Quest’s intention to offer shares of its common stock, together with warrants to purchase shares of its common stock, in an underwritten public offering and its expectation that the shares of common stock and warrants in the offering will be sold by Quest. These statements are based on Quest’s current expectations, estimates, projections, beliefs, and assumptions. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, the risks and uncertainties associated with market conditions, risk and uncertainties associated with Quest’s business and finances in general, and other factors discussed in greater detail in Quest’s filings with the SEC, including its preliminary prospectus supplement and the accompanying prospectus filed with the SEC on March 23, 2016 and its Annual Report on Form 10-K for the year ended December 31, 2015. You are cautioned not to place undue reliance on such statements and to consult Quest’s SEC filings for additional risks and uncertainties that may apply to Quest’s business and the ownership of its securities. Quest’s forward-looking statements are presented as of the date made, and Quest disclaims any duty to update such statements unless required by law to do so.